UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2025

EBR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56671	51-1164669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Oakmead Parkway Sunnyvale, CA 94085
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (408) 720-1906

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 22, 2025, EBR Systems, Inc. (the “Company”) entered into a Placement Agreement with several joint lead managers for an institutional placement of 55,900,000tho CHESS Depository Interests (“CDIs”), with each CDI representing one share of the Company’s common stock, to institutional investors (the “Placement”) on the Australian Securities Exchange (“ASX”), at a purchase price of A$1.00 per CDI (equivalent to U.S. $0.6434 at the current exchange rate). The Company raised approximately U.S. $36.0 million in the Placement, before deducting U.S. $2,247,718 of underwriting fees, management and selling fees, and advisory fees. J.P. Morgan Securities Australia Limited, Morgans Corporate Limited, Wilsons Corporate Finance Limited and E&P Capital Pty Limited were the joint lead managers for the Entitlement Offer. The Placement was fully underwritten by J.P. Morgan Securities Australia Limited and Morgans Corporate Limited and was settled on May 26, 2025 (U.S. Pacific time).

The Placement Agreement contains customary representations, warranties, and covenants by the parties, including certain indemnification obligations. The representations, warranties, and covenants contained in the Placement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties and are subject to limitations agreed upon in the agreement. Accordingly, the Placement Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Placement Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Placement Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 3.02	Recent Sales of Unregistered Securities

To the extent required by Item 3.02 of Form 8-K, the information regarding the CDIs and common stock sold in the Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The securities issued and sold in the Placement were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Regulation S promulgated under the Securities Act, as transactions by an issuer in an offering made outside the United States. Appropriate legends or notices were affixed to the securities issued in reliance on Regulation S to ensure compliance with Regulation S restrictions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Placement Agreement by and between the Company and certain joint lead managers dated as of May 22, 2025.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2025	EBR SYSTEMS, INC.

	By:	/s/ John McCutcheon
	Name:	John McCutcheon
	Title:	Chief Executive Officer